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                                                                 EXHIBIT 99.184


SETZER, CHERYL

FROM:                           ALI VOJDANI
SENT:                           FRIDAY, OCTOBER 31,1997 8:57 AM
TO:                             ANDY GOLETZ; TERRY MCMANUS; STEVE INGRAM;
                                DARIUSH SHIRMOHAMMADI; MEHDI ASSADIAN;
                                SHANGYOU HAO; JILL CRIBARI; JIM CRIBARI;
                                FARROKH RAHIMI
SUBJECT:                        FYI: FERC ORDER

IMPORTANCE:                     HIGH



FYI.

Note item 9--FERC is focusing on the ISO's problems in the area of Interzonal CONG. ENRON has been underlining the problem for FERC. I expect that ISO will be forced to change its congestion management protocol beyond 1/1/98. This is good for ABB who will get to make more money.

Note item 10--I expect ISO will ask us to scratch the OGM. This is good for us given that we get paid for OGM, and we do not have to deal with the variances. Of course we should claim that removing OGM is work if ISO asks for a refund.

Utilities are probably very disappointed with item 10. OGM would have shielded a large percentage of the utilities' resources from competition. I suspect that the utilities will now put a major focus on influencing the revision to PX OGM protocols to minimize the damage.

Given that FERC is removing OGM, I would argue that OGM related variances in ISST should not be classified as show stoppers. We may even want to bypass hours that include Over-generation. All ISO schedules will be balanced in the future.

I have an electronic copy of the FERC ruling (300K, 306 pages). Let me know if you want me to forward it to you.

________________________________ Forward Header ________________________________

Subject: FYI: FERC Order
Author:  GAA6%AsiEss%CTS@bangate.pge.com%smtp at x400po
Date:    10/31/97 9:16 AM


Comments:

------------------------------[ Original Message ]------------------------------
To:       WEPEXGroup@PClOs@PS, GES Change Team@ERP@PS, FilingReviewGroup@PClOs
          @PS,
          Beverly Z Alexander@Vps@PG,Mike A Katz@PLN@PGFP,Michael D Rogers@GeoSC@RwrNob,Ann D Kozlovsky@Fuels@PGFP
Cc:
From:     KMS0@PClOs@PS
Date:     Wednesday, October 29, 1997 at 11:57:15 am PST


Comments:

------------------------------[ Original Message ]------------------------------

To: Gordon Smith@CEO@Exec,E James Macias@SVP@GTS,Daniel D Richard@SVP@GovReg, Steven L Kline@VPSREG@FAR,William R. Mazotti@Vps@GS,Roger J
Peters@Law@GenlCnsl,Mark D Patrizio@Law@GenlCnsl,Stephen J Metague@TC@PS, Kermit R Kubitz@Law@GenlCnsl,Stuart K Gardiner@Law@GenlCnsl,William V
Manheim@Law@GenlCnsl, Ted A Reece@PClOs@PS, Karen M Shea@PClOs@PS, Leslie H Everett@VP@CorpSec, Beverly Z Alexander@Vps@PG

Cc: Paulette C Pidcock@Fed@GovRel,Thomas M Hill@Fed@GovRel,Edward T Bedwell@Fed@GovRel, Rick Carter@Fre@ComRel, Shawn E Cooper@News@PR,Megan Smith Janis@Vps@GovRel, Maria C Caceres@VPSREG@FAR

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From:     DXH4@FERC@FAR
Date:     Wednesday, October 29, 1997 at 12:03:34 pm EST

Today the FERC conditionally approved the transfer of control of transmission facilities to the ISO and the initiation of the Power Exchange. They also conditionally approved the request by PG&E, SCE and SDG&E to sell into the PX at market based rates and the ISO Must Run Contracts--both with some modification. While the Order is not yet available, here are the highlights:


1. Allows for limited testing/start up 11/1/97 and limited start on 1/1/98, pending certification by the company CEOs and the ISO CEO that reliability will not be compromised.

2. Grants the market based rate requests with monitoring and some modification.

3. Provides a list of further requirements for filing, future monitoring and reporting. The emphasis is on conditional approval with lots of reporting.

4. Requires analysis and allows for mid-course correction of boards and substantive activities in 3 years.

5. Rejects the request for rehearing on the California residency requirement and the continuing role of the Oversight Board.

6. Accepts the governing boards, by laws, etc. as appropriate and demonstrating independence.

7. Accepts access fee and congestion pricing as meeting the principle of non-pancaked rates.

8. Accepts ancillary services protocols and expansion protocols with monitoring.

9. Accepts the active and inactive zones, but asks for clarification on interzonal congestion.

10. Removes overgeneration procedures from ISO, relying on scheduling coordinators, including the PX, to solve problems.

11. Accepts the details of the PX auction, but requires further study.

12. Accepts bid caps and bid floors as described in filings.

Comments by Commissioners:
Massey: Still need some details, but comfort is rising. Can't defer to California's request for residency requirement and ongoing role of Oversight

Board. These are inconsistent with Federal Power Act. Divestiture commitments made the difference. Without them, the FERC would not have a long term plan for mitigating market power.

Bailey: Don't let customer choice jeopardize reliability. ISO must make sure reliability is protected, hence the required certification by CEOs.

Hoecker: "California has taken what works in practice--the utility industry-- and is testing whether it will work in theory." While racing against the clock, FERC has had to ensure that the proposal is legally sufficient.

That's it for now. We'll know much more when we receive the almost 300 page order. If I didn't mention it, e.g., encumbrances, it's because it was not mentioned in comment, not because it's missing from the document. Dede

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